Filed Pursuant to Rule 424 (b) (3)

Registration No. 333-140240

November 2007 Performance Update

The Frontier Fund Supplement Dated December 13, 2007 to Prospectus Dated November 9, 2007

THE FRONTIER FUND’S GOAL : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

November performance for the various Series of The Frontier Fund is detailed below:1

The Frontier Fund Class 2	November 30, 2007	November 30, 2007 YTD	NAV /Unit
Balanced Series-2	-1.72%	-2.75%	$111.11
Balanced Series-2a	-1.76%	-3.22%	$94.73
Campbell/Graham Series-2	-3.69%	0.69%	$102.57
Currency Series-2	-2.20%	4.78%	$113.41
Long/Short Commodity Series-2	-0.58%	1.88%	$104.87
Graham Series-2	0.68%	18.71%	$107.14
Winton Series-2	2.24%	10.79%	$118.34
Long Only Commodity Series-2	-4.21%	11.98%	$108.77
Managed Futures Index Series-2	2.69%	6.77%	$105.09

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The above table sets forth the actual performance for the Class and Series as of November 30, 2007. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$944,590.33
Unrealized trading gain/(loss)			(1,567,944.60)
Less: commissions			(91,973.54)
Less: FCM fees			(21,650.63)
Foreign currency gain/(loss)			(21,744.13)
Interest income			86,493.49

Total Income			(672,229.08)

EXPENSES
Management fees			18,512.72
Incentive fees			123,783.27
Total Expenses			142,295.99

Net Income (Loss)			$(814,525.07)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	425,642.94910	$48,121,693.59	113.06
Current month additions	4,056.07372	448,411.74
Current month redemptions	(12,476.51329)	(1,399,517.93)
Net Income (loss) for current month		(814,525.07)

Net Asset Value, end of current month	417,222.50953	$46,356,062.33	111.11

	Monthly rate of return		-1.72%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$24,985.19
Unrealized trading gain/(loss)			(41,684.68)
Less: commissions			(2,454.23)
Less: FCM fees			(578.25)
Foreign currency gain/(loss)			(580.56)
Interest income			3,288.34

Total Income			(17,024.19)

EXPENSES
Trading Fees			1,215.07
Management fees			673.31
Incentive fees			3,281.08
Total Expenses			5,169.46

Net Income (Loss)			$(22,193.65)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	13,110.02148	$1,264,166.93	96.43
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(22,193.65)

Net Asset Value, end of current month	13,110.02148	$1,241,973.28	94.73

	Monthly rate of return		-1.76%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2A

THE FRONTIER FUND CAMPBELL GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$25,763.39
Unrealized trading gain/(loss)			(254,994.44)
Less: commissions			(1,243.39)
Less: FCM fees			(2,987.03)
Foreign currency gain/(loss)			176.50
Interest income			11,878.29

Total Income			(221,406.68)

EXPENSES
Management fees			10,463.74
Incentive fees			(3,934.17)
Total Expenses			6,529.57

Net Income (Loss)			$(227,936.25)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	58,135.65226	$6,190,865.75	106.49
Current month additions	145.37403	15,000.00
Current month redemptions	(170.57499)	(17,810.00)
Net Income (loss) for current month		(227,936.25)

Net Asset Value, end of current month	58,110.45130	$5,960,119.50	102.57

	Monthly rate of return		-3.69%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell Graham Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(132,763.27)
Unrealized trading gain/(loss)			4,442.34
Net change in inter-series payables			104,475.25
Less: FCM fees			(2,749.66)
Interest income			10,172.58

Total Income			(16,422.76)

EXPENSES
Management fees			2,799.87
Incentive fees			—
Total Expenses			2,799.87

Net Income (Loss)			$(19,222.63)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	7,391.54207	$857,137.95	115.96
Current month additions	166.11719	19,216.01
Current month redemptions	(36.71585)	(4,216.01)
Net Income (loss) for current month	.	(19,222.63)

Net Asset Value, end of current month	7,520.94341	$852,915.32	113.41

	Monthly rate of return		-2.20%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(17,642.61)
Unrealized trading gain/(loss)			5,277.98
Less: commissions			(3,573.20)
Less: FCM fees			(1,550.67)
Foreign currency gain/(loss)			—
Interest income			9,412.69

Total Income			(8,075.81)

EXPENSES
Management fees			9,721.53
Incentive fees			2,255.29
Total Expenses			11,976.82

Net Income (Loss)			$(20,052.63)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	33,197.39264	$3,501,546.44	105.48
Current month additions	645.45913	67,501.85
Current month redemptions	(97.78679)	(10,250.06)
Net Income (loss) for current month		(20,052.63)

Net Asset Value, end of current month	33,745.06498	$3,538,745.60	104.87

	Monthly rate of return		-0.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$96,328.95
Unrealized trading gain/(loss)			(97,177.06)
Less: commissions			(787.34)
Less: FCM fees			(682.50)
Foreign currency gain/(loss)			(151.98)
Interest income			3,827.67

Total Income			1,357.74

EXPENSES
Management fees			3,274.63
Incentive fees			(14,490.24)
Total Expenses			(11,215.61)

Net Income (Loss)			$12,573.35

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,255.23348	$1,836,113.17	106.41
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		12,573.35

Net Asset Value, end of current month	17,255.23348	$1,848,686.52	107.14

	Monthly rate of return		0.68%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$1,043,716.13
Unrealized trading gain/(loss)			(737,977.20)
Less: commissions			(3,199.03)
Less: FCM fees			(3,940.44)
Foreign currency gain/(loss)			(295.18)
Interest income			18,466.89

Total Income			316,771.17

EXPENSES
Management fees			15,249.30
Incentive fees			74,609.90
Total Expenses			89,859.20

Net Income (Loss)			$226,911.97

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	87,708.50360	$10,152,491.81	115.75
Current month additions	—	—
Current month redemptions	(4.44345)	(527.66)
Net Income (loss) for current month		226,911.97

Net Asset Value, end of current month	87,704.06015	$10,378,876.12	118.34

	Monthly rate of return		2.24%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(10,730.21)
Unrealized trading gain/(loss)			—
Less: commissions			—
Less: FCM fees			(96.87)
Foreign currency gain/(loss)			—
Interest income			658.81

Total Income			(10,168.27)

EXPENSES
Management fees			242.30
Incentive fees			—
Total Expenses			242.30

Net Income (Loss)			$(10,410.57)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,275.09746	$258,329.84	113.55
Current month additions	—	—
Current month redemptions	(108.99216)	(12,317.25)
Net Income (loss) for current month		(10,410.57)

Net Asset Value, end of current month	2,166.10530	$235,602.02	108.77

	Monthly rate of return		-4.21%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$25,709.93
Unrealized trading gain/(loss)			(19,266.93)
Less: commissions			(97.43)
Less: FCM fees			(117.27)
Foreign currency gain/(loss)			(105.85)
Interest income			893.02

Total Income			7,015.47

EXPENSES
Management fees			451.96
Incentive fees			—
Total Expenses			451.96

Net Income (Loss)			$6,563.51

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,870.80571	$293,781.20	102.33
Current month additions	344.14619	37,500.00
Current month redemptions	—	—
Net Income (loss) for current month		6,563.51

Net Asset Value, end of current month	3,214.95190	$337,844.71	105.09

	Monthly rate of return		2.69%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2